Exhibit 99.1

Cryoport Appoints Richard Rathmann to Board of Directors

LAKE FOREST, CA – April 1, 2013 — Cryoport, Inc. (OTCBB: CYRX) today announced it has appointed Richard G. Rathmann to its Board of Directors. Mr. Rathmann is an experienced venture fund manager and advisor to life science companies. With this appointment, the Cryoport Board now has five members, of which four are considered independent directors, including Mr. Rathmann.

Cryoport’s President and Chief Executive Officer Jerrell Shelton commented, “We are indeed fortunate to have Rick Rathmann join our Board of Directors. Rick is highly regarded in the life science industries, and provides Cryoport with insights into the needs of potential customers across various industry sectors. In addition, his experience and acumen in guiding growth companies to success will be an important asset as we continue to develop our business and expand our services.”

Mr. Rathmann is the manager of GBR Investments, LLC, and also serves as director of Cellerant Therapeutics and the executive director of the Rathmann Family Foundation. Previously, he co-managed the early stage venture fund Falcon Technology Partners, L.P., which was a seed investor in companies such as Adolor, Caliper, Ciphergen/Vermillion, deCode, and Genomica. Mr. Rathmann has held observer rights or board positions on several biotechnology and non-profit organizations including most recently PIN Pharma and the National Science and Technology Medals Foundation.

“There is a tremendous need in biotech and pharma for advanced, technology-based frozen shipping solutions,” said Mr. Rathmann. “In terms of reliability, safety, convenience and overall quality, the industry needs to move beyond dry-ice to Cryoport’s advanced solutions. I recognize in Cryoport many attributes of companies we have helped fund at an early stage that later went on to create tremendous value. I look forward to working with Jerry and his team to take Cryoport to the next level of becoming a new industry standard.”

Mr. Rathmann received his bachelor’s degree from the University of Colorado and his juris doctor degree from Boston College Law School. Early in his career, he was an Assistant United States Attorney in the Central District of California (Los Angeles).

About Cryoport, Inc.

Cryoport provides leading edge frozen shipping logistics services to the life science industries through the combination of purpose built proprietary technologies and total turnkey management of the entire logistics process. The Cryoport Express® liquid nitrogen dry vapor shippers are validated to maintain a constant -150°C temperature for a 10 plus day dynamic shipment duration, and its Cryoportal™ Logistics Management Platform manages the entire shipment process, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey service management approach offers reliability, cost effectiveness, and convenience, while the use of recyclable and reusable components provides a “green” and environmentally friendly solution. For more information visit www.cryoport.com.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2012. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

LHA

Don Markley

310-691-7100

dmarkley@lhai.com

@LHA_IR_PR